Exhibit 23.01



                         Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statement pertaining to the 1987 Stock Option Plan (Form S-8 No. 33-77060) and the Registration Statement pertaining to the 1995 Stock Option Plan (Form S-8 No. 33-93048) of ATMI, Inc. of our report dated February 11, 1998, with respect to the consolidated financial statements and schedule of ATMI, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                               Ernst & Young LLP
Stamford, Connecticut
March 19, 1998